EXHIBIT 13.2

                            SECTION 906 CERTIFICATION

In connection with the annual report of Wealth Minerals Ltd. (the "Company") on Form 20-F for the fiscal year ending November 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jon Lever, Chief Finacial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


May 30, 2005                            By: /s/ Jon Lever
                                            ------------------------------------
                                        Name:   Jon Lever
                                        Title:  Chief Financial Officer


A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.